Exhibit 99.2
Monster Worldwide Reports Fourth Quarter and Full Year 2009 Results
Revenue of $213 Million; Deferred Revenue of $306 Million Increases 15% Over Third Quarter 2009 Balance
Diluted Loss per Share from Continuing Operations of $0.02; Non-GAAP Diluted Loss Per Share of $0.01
Non-GAAP Operating Expenses of $213 Million Decline 15% Over Prior Year
Net Cash and Securities Increases $16 Million Sequentially to $250 Million at Year End
Monster Enters into Agreement to Acquire Yahoo! HotJobs and Enters Multi-Year Traffic Agreement with Yahoo!
New York, February 3, 2010— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the fourth quarter and full year ended December 31, 2009.
Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “We ended the year with a strong sales quarter as our major geographic markets showed signs of continued stability and improvement. Our new resume search product, powered by our precision 6Sense™ technology, was successfully introduced to US customers in late October. The proposed acquisition of HotJobs and the traffic agreement with Yahoo! will allow Monster to add relevant job seekers efficiently while significantly expanding our customer base. We are excited about our progress in building Monster as we enter 2010 and are confident we are well positioned to capture additional market share as the global economy recovers.”
Fourth Quarter Results
Total revenue declined 27% to $213 million compared with $293 million, on a pro-forma basis, in the comparable quarter of 2008. Monster Worldwide generated 42% of its revenue outside the United States and total revenue was positively impacted by approximately $8 million from foreign exchange rates.

Total Careers revenue decreased 30% to $179 million. Careers-North America generated revenue of $91 million compared with $135 million in the prior year period, a 33% decline. Careers-International revenue decreased 28% to $88 million compared to the prior year period. Internet Advertising & Fees generated revenue of $34 million, a slight increase over the $33 million reported in last year’s fourth quarter.
Consolidated operating expenses were $210 million, and the loss from continuing operations was $2 million, or $0.02 per diluted share, compared to income from continuing operations of $29 million, or $0.24 per diluted share, in last year’s fourth quarter. Foreign exchange rates negatively impacted consolidated operating expenses by approximately $6 million.
Income from continuing operations for the quarter ended December 31, 2009 included pre-tax pro forma adjustments of $2.7 million, or $0.6 million net of tax. These pre-tax pro forma adjustments consist of the following: a $6.1 million charge resulting from the settlement of litigation and an other-than-temporary impairment relating to the Company’s remaining auction rate securities; a $2.9 million charge resulting from global staff consolidation; a $1.7 million charge related to facilities consolidation; and an $8.0 million benefit associated with payments from former officers as part of the litigation settlement related to historical stock option grant practices. These pro forma items are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.
On a non-GAAP basis, Monster Worldwide recorded $213 million of operating expenses. The loss from continuing operations was $1 million, or $0.01 per diluted share, compared to income of $28 million, or $0.24 per diluted share, in the comparable prior year period.
Cash generated from operating activities was $33 million in the fourth quarter of 2009. The Company’s overall net cash position increased $16 million during the quarter. Capital expenditures were $10 million, down from $22 million in last year’s fourth quarter and $12 million in the prior quarter of 2009.

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Monster Worldwide’s deferred revenue balance at December 31, 2009 was $306 million, compared with last year’s fourth quarter balance of $414 million, and $266 million reported for the third quarter of 2009.
Monster ended the fourth quarter of 2009 with total available liquidity of $549 million, and net cash and securities of $250 million, compared with net cash and securities of $234 million at the end of the 2009 third quarter.
Monster Enters into Agreement to Acquire Yahoo! HotJobs and Enters Multi-Year Traffic Agreement with Yahoo!
In a separate news release, Monster Worldwide announced that it has entered into a definitive agreement with Yahoo! under which the Company will acquire the assets of Yahoo! HotJobs, a leading online recruitment website. Additionally, Monster and Yahoo! have entered into a multi-year commercial traffic agreement, effective upon the closing of the acquisition, in which Monster will become Yahoo!’s provider of career and job content on the Yahoo! homepage in the United States and Canada. The transaction combines Monster’s online career expertise and history of innovation with Yahoo!’s vast network of traffic and provides significant benefits to millions of job seekers and customers globally.
Full Year Results
Monster Worldwide reported total revenue of $905 million for the full year ended December 31, 2009 compared to $1.3 billion last year, a 33% decrease, or 29% excluding the impact of foreign exchange rates. Monster Careers revenue declined to $773 million compared with $1.2 billion in 2008. Internet Advertising & Fees reported revenue of $133 million, a slight increase over the $130 million reported in the prior year. The Company reported income from continuing operations of $19 million, or $0.16 per diluted share, compared to income from continuing operations of $114 million, or $0.94 per diluted share in the prior year period.
Supplemental Financial Information
The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at: http://about-monster.com/sites/default/files/q409_supplement.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

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Webcast Information
Fourth quarter 2009 results will be discussed on Monster Worldwide’s quarterly conference call taking place on February 3, 2010 at 5:00 PM ET.  To join the conference call, please dial (877) 760-8985 at 4:50 PM ET and reference conference ID# 52168293.  For those outside the United States, please dial (706) 758-9636 and reference the same conference ID#.  The call will begin promptly at 5:00 PM ET.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com.  For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #52168293.  This number is valid until midnight on Feb 10, 2009.
Contacts
Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Matt Henson, (978) 823-2627, Matthew.Henson@monster.com
About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.
Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: net costs associated with the Company’s historical stock option grant practices, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; the strategic restructuring actions initiated in the third quarter of 2007; severance and facility charges primarily related to the product and technology global reorganization; the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR; realized and unrealized losses on available for sale securities; and a net non-cash benefit relating to the reversal of an income tax liability for uncertain tax positions. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

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Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.
Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.
Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference.

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MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenue	$213,149	$290,672	$905,142	$1,343,627

Salaries and related	115,047	130,435	463,749	543,268
Office and general	49,472	61,608	231,288	282,699
Marketing and promotion	45,260	52,684	209,661	291,198
(Reversal of) Provision for legal settlements, net	—	—	(6,850)	40,100
Restructuring and other special charges	—	3,156	16,105	16,407

Total operating expenses	209,779	247,883	913,953	1,173,672

Operating income (loss)	3,370	42,789	(8,811)	169,955

Interest and other, net	(7,059)	1,560	(5,828)	17,283

(Loss) income from continuing operations before income taxes and equity interests	(3,689)	44,349	(14,639)	187,238

(Benefit from) provision for Income Taxes	(2,420)	14,880	(37,883)	64,910
Loss in equity interests, net	(844)	(339)	(4,317)	(7,839)

(Loss) income from continuing operations	(2,113)	29,130	18,927	114,489

(Loss) income from discontinued operations, net of tax	—	(536)	—	10,304

Net (loss) income	$(2,113)	$28,594	$18,927	$124,793

Basic (loss) earnings per share:*

(Loss) income from continuing operations	$(0.02)	$0.25	$0.16	$0.95
Income from discontinued operations, net of tax	—	—	—	0.09

Basic (loss) earnings per share	$(0.02)	$0.24	$0.16	$1.04

Diluted (loss) earnings per share:

(Loss) income from continuing operations	$(0.02)	$0.24	$0.16	$0.94
Income from discontinued operations, net of tax	—	—	—	0.09

Diluted (loss) earnings per share	$(0.02)	$0.24	$0.16	$1.03

Weighted average shares outstanding:

Basic	119,575	118,601	119,359	120,557

Diluted	119,575	119,380	121,170	121,167

Operating income before depreciation and amortization:

Operating income (loss)	$3,370	$42,789	$(8,811)	$169,955
Depreciation and amortization of intangibles	17,849	17,517	68,533	58,020
Amortization of stock-based compensation	9,572	7,224	39,921	28,692
Restructuring non-cash expenses	—	924	4,723	4,857

Operating income before depreciation and amortization	$30,791	$68,454	$104,366	$261,524

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2009	2008
Cash flows provided by operating activities:
Net income	$18,927	$124,793

Adjustments to reconcile net income to net cash provided by operating activities:
(Income) from discontinued operations, net of tax	—	(10,304)
Depreciation and amortization	68,533	58,020
(Reversal of) Provision for legal settlements, net	(6,850)	40,100
Provision for doubtful accounts	10,154	16,231
Non-cash compensation	39,921	29,853
Loss in equity interests	4,317	7,839
Non-cash restructuring write-offs, accelerated amortization and other	8,960	3,933
Deferred income taxes	1,189	7,430
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	80,462	112,520
Prepaid and other	(2,669)	23,168
Deferred revenue	(111,634)	(118,299)
Payments for legal settlements, net	—	(29,887)
Accounts payable, accrued liabilities and other	(66,585)	(32,714)
Net cash used for operating activities of discontinued operations	—	(6,849)

Total adjustments	25,798	101,041

Net cash provided by operating activities	44,725	225,834

Cash flows provided by (used for) investing activities:
Capital expenditures	(48,677)	(93,627)
Payments for acquisitions and intangible assets, net of cash acquired	(300)	(292,836)
Purchase of marketable securities	(8,585)	(183,932)
Sales and maturities of marketable securities	70,977	539,286
Cash funded to equity investee	(6,299)	(6,402)
Dividends received from unconsolidated investee	763	1,011
Net cash used in investing activities of discontinued operations	—	—

Net cash provided by (used for) investing activities	7,879	(36,500)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities short-term	199,203	251,971
Payments for borrowings on credit facilities short-term	(256,196)	(197,893)
Repurchase of common stock	(4,571)	(128,165)
Cash received from the exercise of employee stock options	67	1,461
Excess tax benefits from stock-based compensation	79	1,003
Proceeds on borrowings from term loan	50,000	—
Payments on capitalized leases and other debt obligations	—	(171)

Net cash (used for) provided by financing activities	(11,418)	(71,794)

Effects of exchange rates on cash	12,001	(25,024)

Net increase in cash and cash equivalents	53,187	92,516
Cash and cash equivalents, beginning of period	222,260	129,744

Cash and cash equivalents, end of year	$275,447	$222,260

Free cash flow:

Net cash provided by operating activities	$44,725	$225,834
Less: Capital expenditures	(48,677)	(93,627)

Free cash flow	$(3,952)	$132,207

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2009	December 31, 2008
Assets:

Cash and cash equivalents	$275,447	$222,260
Marketable securities, current	9,259	1,425
Accounts receivable, net	287,698	376,720
Marketable securities, non — current	15,410	90,347
Property and equipment, net	143,727	161,282
Goodwill and intangibles, net	969,621	946,881
Other assets	126,028	117,675

Total assets	$1,827,190	$1,916,590

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$196,248	$254,425
Deferred revenue	305,898	414,312
Current portion of long-term debt and borrowings under credit facilities	5,010	54,971
Long-term income taxes payable	87,343	119,951
Long-term debt	45,000	—
Other long-term liabilities	54,527	25,658

Total liabilities	$694,026	$869,317

Stockholders’ equity	1,133,164	1,047,273

Total liabilities and stockholders’ equity	$1,827,190	$1,916,590

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers-	Careers-	Advertising &	Corporate
Three Months Ended December 31, 2009	North America	International	Fees	Expenses	Total

Revenue	$90,932	$88,477	$33,740		$213,149
Operating income (loss)	1,866	(1,412)	4,540	$(1,624)	3,370
OIBDA	12,988	9,024	7,573	1,206	30,791

Operating margin	2.1%	-1.6%	13.5%		1.6%
OIBDA margin	14.3%	10.2%	22.4%		14.4%

			Internet
	Careers-	Careers-	Advertising &	Corporate
Three Months Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue	$135,135	$122,796	$32,741		$290,672
Operating income	34,025	12,938	3,715	$(7,889)	42,789
OIBDA	44,138	23,833	6,293	(5,810)	68,454

Operating margin	25.2%	10.5%	11.3%		14.7%
OIBDA margin	32.7%	19.4%	19.2%		23.6%

			Internet
	Careers-	Careers-	Advertising &	Corporate
Twelve Months Ended December 31, 2009	North America	International	Fees	Expenses	Total

Revenue	$407,118	$365,478	$132,546		$905,142
Operating income (loss)	19,670	(6,283)	18,114	$(40,312)	(8,811)
OIBDA	64,228	36,313	30,123	(26,298)	104,366

Operating margin	4.8%	-1.7%	13.7%		-1.0%
OIBDA margin	15.8%	9.9%	22.7%		11.5%

			Internet
	Careers-	Careers-	Advertising &	Corporate
Twelve Months Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue	$638,118	$575,182	$130,327		$1,343,627
Operating income	175,255	84,727	11,666	$(101,693)	169,955
OIBDA	211,892	119,916	22,018	(92,302)	261,524

Operating margin	27.5%	14.7%	9.0%		12.6%
OIBDA margin	33.2%	20.8%	16.9%		19.5%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$213,149	$—		$213,149	$290,672	$2,213	a	$292,885

Salaries and related	115,047	(2,866	) e	112,181	130,435	—		130,435
Office and general	49,472	6,287	b, f	55,759	61,608	6,682	b	68,290
Marketing and promotion	45,260	—		45,260	52,684	—		52,684
(Reversal of) Provision for legal settlements, net	—	—		—	—	—		—
Restructuring and other special charges	—	—		—	3,156	(3,156	) d	—

Total operating expenses	209,779	3,421		213,200	247,883	3,526		251,409

Operating income	3,370	(3,421)		(51)	42,789	(1,313)		41,476
Operating margin	1.6%			0.0%	14.7%			14.2%

Interest and other, net	(7,059)	6,150	i	(909)	1,560	—		1,560

(Loss) income from continuing operations before income taxes and equity interests	(3,689)	2,729		(960)	44,349	(1,313)		43,036

(Benefit from) provision for Income Taxes	(2,420)	2,103	g, h	(317)	14,880	(441	) g	14,439
Losses in equity interests, net	(844)	—		(844)	(339)	—		(339)

(Loss) Income from continuing operations	$(2,113)	$626		$(1,487)	$29,130	$(872)		$28,258

Diluted (loss) earnings per share from continuing operations *	$(0.02)	$0.01		$(0.01)	$0.24	$(0.01)		$0.24

Weighted average shares outstanding:
Diluted	119,575	119,575		119,575	119,380	119,380		119,380

	Twelve Months Ended December 31, 2009				Twelve Months Ended December 31, 2008
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$905,142	$2,271	a	$907,413	$1,343,627	2,213	a	$1,345,840

Salaries and related	463,749	(8,773	) e	454,976	543,268	93	b	543,361
Office and general	231,288	(311	) b, f	230,977	282,699	(4,976	) b	277,723
Marketing and promotion	209,661	—		209,661	291,198	—		291,198
(Reversal of) Provision for legal settlements, net	(6,850)	6,850	c	—	40,100	(40,100	) c	—
Restructuring and other special charges	16,105	(16,105	) d	—	16,407	(16,407	) d	—

Total operating expenses	913,953	(18,339)		895,614	1,173,672	(61,390)		1,112,282

Operating (loss) income	(8,811)	20,610		11,799	169,955	63,603		233,558
Operating margin	-1.0%			1.3%	12.6%			17.4%

Interest and other, net	(5,828)	6,150	i	322	17,283	—		17,283

(Loss) income from continuing operations before income taxes and equity interests	(14,639)	26,760		12,121	187,238	63,603		250,841

(Benefit from) provision for Income Taxes	(37,883)	41,605	g, h	3,722	64,910	22,288	g	87,198
Losses in equity interests, net	(4,317)	—		(4,317)	(7,839)	—		(7,839)

Income from continuing operations	$18,927	$(14,845)		$4,082	$114,489	$41,315		$155,804

Diluted earnings per share from continuing operations *	$0.16	$(0.12)		$0.03	$0.94	$0.34		$1.29

Weighted average shares outstanding:
Diluted	121,170	121,170		121,170	121,167	121,167		121,167
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to our acquisition of China HR.

b	Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, net of reimbursements as well as costs associated with the security breach incurred in 2008.

c	(Reversal of) provision for costs associated with the proposed legal settlements related to the stock option litigation, net of recoveries.

d	Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

e	Severance charges primarily related to the reorganization of the Product & Technology groups on a global basis.

f	Charges related to the consolidation of certain facilities primarily resulting from the reorganization of the Product and Technology groups.

g	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

h	Income tax adjustment includes the reversal of income tax reserves, net.

i	Net realized/unrealized loss on available for sale securities.

*	Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2009	North America	International	Fees	Expenses	Total

Revenue — GAAP	$90,932	$88,477	$33,740		$213,149
Proforma Adjustments	—	—	—		—

Revenue — Non GAAP	$90,932	$88,477	$33,740		$213,149

Operating income (loss) — GAAP	$1,866	$(1,412)	$4,540	$(1,624)	$3,370
Proforma Adjustments	2,360	1,709	453	(7,943)	(3,421)

Operating income (loss) — Non GAAP	$4,226	$297	$4,993	$(9,567)	$(51)

Operating margin — GAAP	2.1%	-1.6%	13.5%		1.6%
Operating margin — Non GAAP	4.6%	0.3%	14.8%		0.0%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue	$135,135	$122,796	$32,741		$290,672
Proforma Adjustments	—	2,213	—		2,213

Revenue — Non GAAP	$135,135	$125,009	$32,741		$292,885

Operating income — GAAP	$34,025	$12,938	$3,715	$(7,889)	$42,789
Proforma Adjustments	289	4,773	30	(6,405)	(1,313)

Operating income — Non GAAP	$34,314	$17,711	$3,745	$(14,294)	$41,476

Operating margin — GAAP	25.2%	10.5%	11.3%		14.7%
Operating margin — Non GAAP	25.4%	14.2%	11.4%		14.2%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Twelve Months Ended December 31, 2009	North America	International	Fees	Expenses	Total

Revenue — GAAP	$407,118	$365,478	$132,546		$905,142
Proforma Adjustments	—	2,271	—		2,271

Revenue — Non GAAP	$407,118	$367,749	$132,546		$907,413

Operating income (loss) — GAAP	$19,670	$(6,283)	$18,114	$(40,312)	$(8,811)
Proforma Adjustments	9,580	16,758	2,484	(8,212)	20,610

Operating income — Non GAAP	$29,250	$10,475	$20,598	$(48,524)	$11,799

Operating margin — GAAP	4.8%	-1.7%	13.7%		-1.0%
Operating margin — Non GAAP	7.2%	2.8%	15.5%		1.3%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Twelve Months Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue	$638,118	$575,182	$130,327		$1,343,627
Proforma Adjustments	—	2,213	—		2,213

Revenue — Non GAAP	$638,118	$577,395	$130,327		$1,345,840

Operating income — GAAP	$175,255	$84,727	$11,666	$(101,693)	$169,955
Proforma Adjustments	5,120	11,712	1,441	45,330	63,603

Operating income — Non GAAP	$180,375	$96,439	$13,107	$(56,363)	$233,558

Operating margin — GAAP	27.5%	14.7%	9.0%		12.6%
Operating margin — Non GAAP	28.3%	16.7%	10.1%		17.4%